Pricing Supplement Dated:  December 4, 1998             Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                File No. 333-18921
Prospectus Supplement dated January 14, 1997)           CUSIP Number: 89604K AN8

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 32,500,000                            Interest Rate: 5.67%
Price to Buyer: 32,453,200                              Stated Maturity Date:
Agent's Discount or Commission: 203,125                   December 8, 2008
Net Proceeds to Issuer:  32,250,075                     Original Issue Date:
                                                          December 8, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.
Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars

Original Issue Discount:      / /  Yes          /X/  No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / /  Certificated

Agent: / /  Merrill Lynch & Co.
       /X/  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney

Agent acting in the capacity as indicated below:
       / /  Agent             /X/  Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       /X/ The Notes are being offered at a fixed initial public offering price of 99.856% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  December 4, 1998             Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                File No. 333-18921
Prospectus Supplement dated January 14, 1997            CUSIP Number: 89604K AN8

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 12,250,000                            Interest Rate: 5.67%
Agent's Discount or Commission: 76,562.50               Stated Maturity Date:
Net Proceeds to Issuer:  12,173,437.50                    December 8, 2008
                                                        Original Issue Date:
                                                          December 8, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars

Original Issue Discount:      / /  Yes          /X/  No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / /  Certificated

Agent: / /  Merrill Lynch & Co.
       /X/  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney

Agent acting in the capacity as indicated below:
       / /  Agent             /X/  Principal

If as principal:
       /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  December 4, 1998             Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                File No. 333-18921
Prospectus Supplement dated January 14, 1997)           CUSIP Number: 89604K AN8

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 13,800,000                           Interest Rate: 5.67%
Agent's Discount or Commission: 86,250                 Stated Maturity Date:
Net Proceeds to Issuer:  13,713,750                      December 8, 2008
                                                       Original Issue Date:
                                                         December 8, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars

Original Issue Discount:      / /  Yes          /X/  No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / /  Certificated

Agent: /X/  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney

Agent acting in the capacity as indicated below:
       / /  Agent             /X/  Principal

If as principal:
       /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  December 4, 1998             Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                File No. 333-18921
Prospectus Supplement dated January 14, 1997)           CUSIP Number: 89604K AN8

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 11,000,000                             Interest Rate: 5.67%
Agent's Discount or Commission: 68,750                   Stated Maturity Date:
Net Proceeds to Issuer:  10,931,250                        December 8, 2008
                                                         Original Issue Date:
                                                           December 8, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars

Original Issue Discount:      / /  Yes          /X/  No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / /  Certificated

Agent: / /  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       /X/  Salomon Smith Barney

Agent acting in the capacity as indicated below:
       /X/  Agent             / /  Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.

Other Provisions: